SUB-ITEM 77Q1(e)

                                AMENDMENT NO. 5
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


     This Amendment dated as of November 1, 2002, amends the Master Investment Advisory Agreement (the "Agreement"), dated September 11, 2000, between AIM Investment Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                                  WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to reflect the addition of AIM Libra Fund to the Agreement;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                  "APPENDIX A
                           FUNDS AND EFFECTIVE DATES



NAME OF FUND                              EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                              ------------------------------------

AIM Developing Markets Fund                           September 1, 2001

AIM Global Biotech Fund                               December 31, 2001

AIM Global Energy Fund                                September 1, 2001

AIM Global Financial Services Fund                    September 11, 2000

AIM Global Health Care Fund                           September 1, 2001

AIM Global Science and Technology Fund                September 1, 2001

AIM Libra Fund                                        November 1, 2002

AIM Strategic Income Fund                             September 1, 2001

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR


     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                            AIM GLOBAL BIOTECH FUND

NET ASSETS                                                    ANNUAL RATE
----------                                                    -----------
First $1 billion..............................................  1.00%
On amounts thereafter.........................................  0.95%

                                 AIM LIBRA FUND

NET ASSETS                                                    ANNUAL RATE
----------                                                    -----------
First $1 billion..............................................  0.85%
On amounts thereafter.........................................  0.80%

                          AIM DEVELOPING MARKETS FUND
                             AIM GLOBAL ENERGY FUND
                       AIM GLOBAL FINANCIAL SERVICES FUND
                          AIM GLOBAL HEALTH CARE FUND
                     AIM GLOBAL SCIENCE AND TECHNOLOGY FUND

NET ASSETS                                                    ANNUAL RATE
----------                                                    -----------
First $500 million............................................  0.975%
Next $500 million.............................................  0.95%
Next $500 million.............................................  0.925%
On amounts thereafter.........................................  0.90%

                           AIM STRATEGIC INCOME FUND

NET ASSETS                                                    ANNUAL RATE
----------                                                    -----------
First $500 million............................................  0.725%
Next $500 million.............................................  0.70%
Next $500 million.............................................  0.675%
On amounts thereafter.........................................  0.65%"

     2 In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                            AIM INVESTMENT FUNDS


Attest:   /s/ P. Michelle Grace             By:    /s/ Robert H. Graham
          -----------------------------            --------------------------
              Assistant Secretary                     Robert H. Graham
                                                      President


(SEAL)

                                            A I M ADVISORS, INC.


Attest:   /s/ P. Michelle Grace             By:    /s/ Robert H. Graham
          -----------------------------            --------------------------
              Assistant Secretary                     Robert H. Graham
                                                      President


(SEAL)

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